================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                             REGISTRATION STATEMENT
                                   ON FORM S-3
                                      Under
                           THE SECURITIES ACT OF 1933
                           COMMISSION FILE NO. 0-14278

                              MICROSOFT CORPORATION
             (Exact name of registrant as specified in its charter)

         WASHINGTON                                          91-1144442
(State or other jurisdiction                                 (IRS Employer
of incorporation or organization)                            Identification No.)

                                ONE MICROSOFT WAY
                         REDMOND, WASHINGTON 98052-6399
                                 (206) 882-8080
                   (Address, including zip code, and telephone
              number including area code, of registrant's principal
                                executive office)
                             ----------------------
                               Robert A. Eshelman
                            Associate General Counsel
                                One Microsoft Way
                         Redmond, Washington 98052-6399
                                 (206) 882-8080

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ----------------------
                        Copies of all communications to:
                                 Richard B. Dodd
                            Christopher H. Cunningham
                              Preston Gates & Ellis
                              5000 Columbia Center
                                701 Fifth Avenue
                         Seattle, Washington 98104-7078
                             ----------------------
================================================================================

         Approximate date of commencement of proposed sale to the public: At such time or times after the effective date of this Registration Statement as the Selling Shareholder shall determine.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:
                                                / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:

                                                /X/

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

                         CALCULATION OF REGISTRATION FEE

  Title of each class                                 Proposed maximum          Proposed maximum
  of securities to be          Amount to be          offering price per        aggregate offering            Amount of
      registered                registered                 share*                    price*              registration fee
  -------------------          ------------          ------------------        ------------------        ----------------
     Common shares             953,849 shares              $96.30                $91,855,658.70            $31,674.37
       par value
        $.00005


         *Estimated pursuant to Rule 457(c) solely for purposes of calculating amount of registration fee, based upon the average of the high and low prices reported on February 7, 1996, as reported on the Nasdaq Stock Market.

                 The Index to Exhibits is located at Page II-5.

                                TABLE OF CONTENTS

                                                                                                                   PAGE

AVAILABLE INFORMATION..............................................................................................  2
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..................................................................  2
THE COMPANY........................................................................................................  3
SELLING SHAREHOLDERS...............................................................................................  3
LEGAL MATTERS......................................................................................................  4
EXPERTS............................................................................................................  5
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES.........................................................................................  5
OTHER INFORMATION..................................................................................................  5

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS.............................................................................  II-1
SIGNATURES.........................................................................................................  II-3

INDEX TO EXHIBITS..................................................................................................  II-5

                              CROSS REFERENCE SHEET

                              MICROSOFT CORPORATION

      Item No.                               Item                                      Location in Prospectus
      --------                               ----                                      ----------------------
         1            Forepart of the Registration Statement and           Facing page; cross-reference sheet; cover
                      Outside Front Cover Page of Prospectus               page of Prospectus

         2            Inside Front and Outside Back Cover Pages of         Available Information; Incorporation of
                      Prospectus                                           Certain Documents by Reference

         3            Summary Information, Risk Factors and Ratio          Cover Page of Prospectus
                      of Earnings to Fixed Charges

         4            Use of Proceeds                                      Not Applicable

         5            Determination of Offering Price                      Not Applicable

         6            Dilution                                             Not Applicable

         7            Selling Shareholders                                 Selling Shareholders

         8            Plan of Distribution                                 Not Applicable

         9            Description of Securities to be Registered           Incorporation of Certain Documents by
                                                                           Reference

         10           Interest of Named Experts and Counsel                Experts

         11           Material Changes                                     Not Applicable

         12           Incorporation of Certain Information by              Incorporation of Certain Information by
                      Reference                                            Reference

         13           Disclosure of Commission Position on                 Disclosure Of Commission Position On
                      Indemnification for Securities Act Liabilities       Indemnification For Securities Act
                                                                           Liabilities

                      Exhibit Index                                        Page II-5

                                   PROSPECTUS

                              MICROSOFT CORPORATION

                              953,849 Common Shares
                         Par Value of $.00005 Per Share
                             ----------------------
         This Prospectus relates to up to 953,849 shares of common stock (the "Shares") of Microsoft Corporation, a Washington corporation ("Microsoft"), which may be offered from time to time by the selling shareholders named herein (the "Selling Shareholders"). Microsoft will not receive any of the proceeds from the sale of the Shares. Microsoft will bear the costs relating to the registration of the Shares estimated to be approximately $37,000.

         The Shares are registered as a result of a merger (the "Merger") between Microsoft, Bumbershoot, Ltd., a Delaware corporation and wholly owned subsidiary of Microsoft, and Vermeer Technologies, Inc. ("Vermeer"). Pursuant to the Merger, Microsoft agreed to register the Shares received by each Selling Shareholder in the Merger.

         Microsoft has been advised by each Selling Shareholder that he or she expects to offer his or her Shares through brokers and dealers to be selected by him or her from time to time. The Shares may be offered for sale through the Nasdaq Stock Market, in the over-the-counter market, in one or more private transactions, or a combination of such methods of sale, at prices and on terms then prevailing, at prices related to such prices, or at negotiated prices. Certain of the Selling Shareholders may distribute their shares, from time to time, to their limited and/or general partners who may sell Shares pursuant to this Prospectus. Each Selling Shareholder may pledge all or a portion of the Shares owned by him or her as collateral in loan transactions. Upon default by such a Selling Shareholder the pledgee in such loan transaction would have the same rights of sale as the Selling Shareholder under this Prospectus. Each Selling Shareholder may also transfer Shares owned by him by gift and upon any such transfer the donee would have the same rights of sale as such Selling Shareholder under this Prospectus. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act of 1933, as amended (the "1933 Act"), may be sold under Rule 144 rather than pursuant to this Prospectus. Finally, each Selling Shareholder and any brokers and dealers through whom sales of the Shares are made may be deemed to be "underwriters" within the meaning of the 1933 Act, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

         The Shares are traded on the Nasdaq Stock Market. The average of the high and low prices of the Shares as reported on the Nasdaq Stock Market on February 7, 1996 was $96.30 per share.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR
      ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.
                             ----------------------
                The date of this Prospectus is February __, 1996.

         All of the securities to be registered hereby are to be offered for the account of security holders.

                              AVAILABLE INFORMATION

         Microsoft is subject to the informational requirements of the Securities Exchange Act of 1934 and files reports and other information with the Securities and Exchange Commission in accordance therewith. Such reports, proxy statements, and other information filed by Microsoft are available for inspection and copying at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's Regional Offices located at Room 1028, Jacob K. Javits Federal Building, 26 Federal Plaza, New York, New York 10278 and Room 3190, Kluczynski Federal Building, 230 South Dearborn

Street, Chicago, Illinois 60604. Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth St., N.W., Judiciary Plaza, Washington, D.C. 20549, at prescribed rates. Microsoft's Shares are listed on the Nasdaq Stock Market. In addition to the addresses listed above, reports, proxy statements, and other information concerning Microsoft can be inspected at the offices of the Nasdaq Stock Market.
                             ----------------------
                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents filed by Microsoft with the Commission are incorporated by reference in this Prospectus:

         1. Microsoft's Annual Report on Form 10-K for the year ended June 30, 1995.

         2. Microsoft's Proxy Statement dated September 25, 1995.

         3. Microsoft's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995.

         4. The description of the Common Stock of Microsoft which is contained in the registration statement of Microsoft filed on Form S-4, dated February 17, 1995.

         All documents filed by Microsoft pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof.

         Microsoft hereby undertakes to provide without charge to each person to whom this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the foregoing documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests should be directed to Investor Relations Department, Microsoft Corporation, One Microsoft Way, Redmond, Washington 98052-6399, telephone number (206) 882-8080.

         No dealer, salesman, or any other person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information and representation must not be relied upon as having been authorized by Microsoft. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any state to any person to whom it is unlawful to make such offer in such state. Neither the delivery of this Prospectus nor any sales made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Microsoft since the date hereof.
                             ----------------------
         This Prospectus constitutes a part of a Registration Statement which Microsoft has filed with the Commission under the 1933 Act, with respect to the Shares. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related Exhibits thereto for further information with respect to Microsoft and the securities offered hereby. Such additional information can be obtained from the Commission's office in Washington, D.C. Any statements contained herein concerning the provisions of any documents are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                                   THE COMPANY

         Microsoft Corporation, a Washington corporation, has its principal executive offices at One Microsoft Way, Redmond, Washington 98052-6399, telephone number (206) 882-8080. Microsoft was founded as a partnership in 1975 and was incorporated in 1981. Microsoft, develops, manufactures, licenses, sells, and supports a wide range of software products, including operating system platforms for personal computers (PCs), workstations, and servers; business and consumer applications for productivity, reference, education, and entertainment; and development tools. Microsoft also offers an online service, sells personal computer books and input devices, and is engaged in the research and potential development of advanced technology software products. Microsoft's products are available for 16-bit and 32-bit microcomputers, including AST Research, Acer, Apple, Digital Equipment Corporation, Dell, Compaq,
Gateway 2000, Hewlett-Packard, International Business Machines (IBM),
NEC, Olivetti, Packard Bell, and Toshiba. Microsoft develops most of its software products internally using proprietary development tools and methodology. Microsoft markets and distributes its products domestically and internationally through the original equipment manufacturer ("OEM") channel and through the finished goods channels primarily by means of independent distributors and resellers.

                              SELLING SHAREHOLDERS

         904,374 of the Shares described in this Prospectus are owned by the individuals listed below. Some or all of the Additional Shares, defined below, may be distributed, on a pro rata basis, to the Selling Shareholders thereby increasing their ownership accordingly. All of the shares offered hereby were acquired in connection with the Microsoft acquisition of Vermeer. Certain of the Selling Shareholders, indicated below with an asterisk (*), are employees of Microsoft, but otherwise, the Selling Shareholders have no material relationship with Microsoft.

                                                  No. of Shares
                    Name of                        Owned Prior      Received from      Shares
            Selling Shareholders (1)                Offering          Microsoft       Owned (2)
--------------------------------------------- -------------------- ---------------- -------------
Atlas Venture Fund II, L.P.                               0            164,360         164,360
Banghart, David and Catherine JTWROS                    100                227             327
Blanchard, Denice                                         0                276             276
Blumer, Thomas P.*                                        0              4,134           4,134
Brown & Bain, P.A                                         0              3,714           3,714
Clark, Cheryl                                             0                 92              92
Cuoco, Edmund*                                            0              1,723           1,723
Davoli, Robert and Eileen McDonagh,                       0             15,498          15,498
JTWROS
Gettys, James                                             0              1,292           1,292
Harrison, Shelley                                         0              3,445           3,445
Kaysen, Carl                                              0                227             227
Kerr, Andrew                                            450              6,890           7,340


LeBlanc, Camilli                                          0              4,134           4,134
Masciarelli, James P                                      0              3,307           3,307
Matrix IV Entrepreneurs Fund, L.P.                        0             16,436          16,436
Matrix Partners IV, L.P.                                  0            312,285         312,285
Menlo Entrepreneurs Fund VI, L.P.                         0                517             517
Menlo Ventures VI, L.P.                                   0             34,452          34,452
Miller, Jonathan and Diane Fassino                      550                227             777
Nanji, Feisal B                                         168              8,269           8,437
Pilkington, Cynthia                                       0              4,134           4,134
Sigma Associates III, L.P.                                0             27,397          27,397
Sigma Investors III, L.P.                                 0              4,180           4,180
Sigma Partners III, L.P.                                  0            281,646         281,646
The Career Group, Ltd.                                    0              5,512           5,512

Total                                                                  904,374(3)      905,642

         (1) None of the Selling Shareholders held any office with Microsoft during the last three years.

         (2) All amounts are less than 1% of the issued and outstanding shares of common stock of Microsoft.

         (3) In addition, the Selling Shareholders may receive "Additional Shares" to the extent Vermeer employees who hold restricted shares or unvested options decide not to relocate to Redmond, Washington or are otherwise terminated during a transition period which will end no later than May 12, 1996. The maximum number of such Additional Shares is 49,475. An equivalent number of shares have been included in this Registration Statement but are not included in this table. An amended prospectus will be filed to reflect any change in the number of shares offered by the individual Selling Shareholders.

                                  LEGAL MATTERS

         The validity of the Shares offered hereby will be passed upon for Microsoft by Preston Gates & Ellis, 5000 Columbia Center, 701 Fifth Avenue, Seattle, Washington 98104. Attorneys who are partners or employed by Preston Gates & Ellis who have provided advice with respect to the Merger in the aggregate own less than 50,000 Shares.

                                     EXPERTS

         The consolidated financial statements of Microsoft as of June 30, 1995, and 1994 and for each of the three years in the period ended June 30, 1995, incorporated by reference in this Prospectus from Microsoft's Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, independent public accountants, as stated in their report which is incorporated herein by reference, and has been so incorporated in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Article XII of Microsoft's Restated Articles of Incorporation authorizes Microsoft to indemnify any present or former director, officer, employee, or agent of Microsoft, or a person serving in a similar post in another organization at the request of Microsoft, against expenses, judgments, fines, and amounts paid in settlement incurred by him in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to the fullest extent not prohibited by the Washington Business Corporation Act, public policy or other applicable law. Chapter 23B.08.510 and .570 of the Washington Business Corporation Act authorizes a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including provisions permitting advances for expenses incurred) arising under the 1933 Act.

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or persons controlling the registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                OTHER INFORMATION

         Microsoft's revenues and net income for the 30-day period ended February 11, 1996 were $725 Million and $180 Million, respectively. The Merger, described above, which closed January 12, 1996, has been accounted for as a pooling of interests. The revenue and net income amounts set forth above include 30 days of combined operations with Vermeer. This information is reported for purposes of complying with the Securities and Exchange Commission's Accounting Series Release 135. This information includes operations from part of the third quarter of Microsoft's fiscal year, which quarter will end March 31, 1996, and is not necessarily indicative of the results of operations for Microsoft's third quarter ending March 31, 1996 or the fiscal year ending June 30, 1996.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

         The expenses relating to the registration of Shares will be borne by the registrant. Such expenses are estimated to be as follows:

Registration Fee--                       $  31,674.37
Securities and Exchange Commission
Accountant's Fees                        $   1,000.00
Legal Fees                               $   3,000.00
Miscellaneous                            $     500.00
    Total                                $  36,174.37
                                         ============


Item 15. Indemnification of Directors and Officers.

         Article XII of the Restated Articles of Incorporation of Microsoft authorizes Microsoft to indemnify any present or former director or officer to the fullest extent not prohibited by the Washington Business Corporation Act, public policy or other applicable law. Chapter 23B.8.510 and .570 of the Washington Business Corporation Act authorizes a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including provisions permitting advances for expenses incurred) arising under the 1933 Act.

         The directors and officers of Microsoft are entitled to indemnification by the Selling Shareholders against any cause of action, loss, claim, damage, or liability to the extent it arises out of or is based upon the failure of the Selling Shareholder (or his donees, legatees, or pledgees) and each underwriter to comply with the Prospectus delivery requirements under the federal securities laws or any applicable state securities laws or upon any untrue statement or alleged untrue statement or omission or alleged omission made in this Registration Statement and the Prospectus contained herein, as the same shall be amended or supplemented, made in reliance upon or in conformity with written information furnished to Microsoft by such Selling Shareholder or such underwriter.

Item 16. List of Exhibits.

         The Exhibits to this registration statement are listed in the Index to Exhibits on page II-5.

Item 17. Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Microsoft pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington on the 7th day of February 1996.

                                          MICROSOFT CORPORATION

                                          \s\ William H. Gates III
                                          ------------------------------------
                                          William H. Gates III
                                          Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William H. Gates III, his attorney-in-fact, for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                                                                                                                  Dated:

\s\ Michael W. Brown                                          Vice President, Finance; Chief Financial Officer    January 31, 1996
------------------------                                      (Principal Financial and Accounting  Officer)
Michael W. Brown


\s\ William H. Gates III                                      Chairman, Chief Executive Officer,                   January 31, 1996
------------------------                                      Director (Principal Executive Officer)
William H. Gates III


\s\ Paul G. Allen                                             Director                                             January 31, 1996
------------------------
Paul G. Allen

\s\ Richard A. Hackborn                                       Director                                             January 31, 1996
------------------------
Richard A. Hackborn

\s\ David F. Marquardt                                        Director                                             January 31, 1996
------------------------
David F. Marquardt

\s\ Robert D. O'Brien                                         Director                                             January 31, 1996
------------------------
Robert D. O'Brien

\s\ William G. Reed, Jr.                                      Director                                             January 31, 1996
------------------------
William G. Reed, Jr.


\s\ Jon A. Shirley                                            Director                                             January 31, 1996
------------------------
Jon A. Shirley

                                                              Director                                             January __, 1996
------------------------
Jill E. Barad

                                INDEX TO EXHIBITS

Exhibit No.                                    Description                                          Page or Footnote
-----------                                    -----------                                          ----------------
3.1                                 Restated Articles of Incorporation                                     (1)

3.2                                 Bylaws                                                                 (1)

5                                   Opinion of Counsel re: legality

13                                  1995 Annual Report to Shareholders                                     (1)

23.1                                Consent of Deloitte & Touche LLP as Independent Accountants

23.2                                Consent of Preston Gates & Ellis                                       (2)

24                                  Power of Attorney                                                      II-3

--------
(1) Incorporated by reference to Microsoft's Form 10-K for the fiscal year ended June 30, 1995.

(2) Contained within Exhibit 5.